Exhibit 99.2

SECTION 906 CERTIFICATION

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K/A of Rural Cellular Corporation for the year ended December 31, 2001, I, Wesley E. Schultz, Executive Vice President and Chief Financial Officer of Rural Cellular Corporation, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 that:

(1) such Form 10-K/A for the year ended December 31, 2001, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Form 10-K/A for the year ended December 31, 2001, fairly presents, in all material respects, the financial condition and results of operations of Rural Cellular Corporation.

Date: December 20, 2002	/s/ Wesley E. Schultz
Wesley E. Schultz
Executive Vice President and Chief Financial Officer